Exhibit 99.1
NEWPARK RESOURCES REPORTS FOURTH QUARTER
AND FULL YEAR 2023 RESULTS

THE WOODLANDS, Texas – February 21, 2024 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for the three and twelve months ended December 31, 2023.
FOURTH QUARTER 2023 RESULTS
(all comparisons versus the prior year period unless otherwise noted)
•Industrial Solutions segment revenue of $46.5 million, -19%
•Fluids Systems segment revenue of $121.4 million, -28%
•Net Loss of $0.5 million, or $0.01 per share
•Adjusted Net Income of $3.8 million, -43%; $0.04 per diluted share, -38%
•Adjusted EBITDA of $16.2 million, -25%
•Adjusted EBITDA margin of 9.7%, +12 basis points
•Total Debt of $75 million, Net Debt of $36 million and Net Leverage of 0.5x as of December 31, 2023
•Net cash provided by operating activities of $36.2 million and Free Cash Flow of $27.8 million, +$35 million
•Repurchased $6 million of common equity; announces new $50 million share repurchase authorization
FULL YEAR 2023 RESULTS
(all comparisons versus the prior year period unless otherwise noted)
•Industrial Solutions segment revenue of $207.6 million, +8%
•Fluids Systems segment revenue of $542.0 million, -13%
•Net Income of $14.5 million, or $0.16 per diluted share
•Adjusted Net Income of $27.8 million, +120%; $0.31 per diluted share, +135%
•Adjusted EBITDA of $80.1 million, +21%
•Adjusted EBITDA margin of 10.7%, +258 basis points
•Net cash provided by operating activities of $100.0 million and Free Cash Flow of $74.5 million, +$125 million
•Repurchased $32 million of common equity

	Fourth Quarter
(In millions)	2023	2022	Change
Revenues	$167.8	$225.2	$(57.4)
Operating income	$4.4	$17.5	$(13.1)
Net cash provided by operating activities	$36.2	$3.1	$33.1
Free Cash Flow	$27.8	$(6.8)	$34.6
Fluids Systems Segment
Revenues	$121.4	$167.7	$(46.3)
Operating income (loss)	$(1.1)	$4.8	$(5.9)
Adjusted EBITDA	$4.7	$7.4	$(2.7)
Operating margin (%)	(0.9)%	2.9%	-380	bps
Adjusted EBITDA margin (%)	3.9%	4.4%	-50	bps
Industrial Solutions Segment
Revenues	$46.5	$57.5	$(11.0)
Operating income	$11.4	$17.8	$(6.4)
Adjusted EBITDA	$16.8	$23.3	$(6.5)
Operating margin (%)	24.6%	30.9%	-630	bps
Adjusted EBITDA margin (%)	36.1%	40.5%	-440	bps

	Full Year
(In millions)	2023	2022	Change
Revenues	$749.6	$815.6	$(66.0)
Operating income (loss)	$33.6	$(9.0)	$42.6
Net cash provided by (used in) operating activities	$100.0	$(25.0)	$125.0
Free Cash Flow	$74.5	$(50.1)	$124.6
Fluids Systems Segment
Revenues	$542.0	$622.6	$(80.6)
Operating income (loss)	$11.9	$(15.6)	$27.5
Adjusted EBITDA	$32.4	$28.2	$4.2
Operating margin (%)	2.2%	(2.5)%	470	bps
Adjusted EBITDA margin (%)	6.0%	4.5%	150	bps
Industrial Solutions Segment
Revenues	$207.6	$193.0	$14.6
Operating income	$53.0	$43.9	$9.1
Adjusted EBITDA	$74.4	$65.8	$8.6
Operating margin (%)	25.5%	22.7%	280	bps
Adjusted EBITDA margin (%)	35.8%	34.1%	170	bps
MANAGEMENT COMMENTARY
“Throughout 2023, our team focused on the execution of our business transformation strategy, culminating in strong year-over-year organic growth in Adjusted EBITDA, margin realization, free cash flow and profitability,” stated Matthew Lanigan, President and CEO of Newpark. “We’ve advanced our business transformation by prioritizing organic share gains, price discipline and a higher margin sales mix, while driving increased productivity and operational rigor across the organization. In the year ahead, we will seek to narrow our strategic focus as we pivot to become a pure-play specialty rental and industrial solutions platform of scale, one well-equipped to support a multi-year investment cycle within the domestic energy and infrastructure markets.”

“Our Industrial Solutions segment delivered solid results in 2023, a performance highlighted by significant margin expansion and an improved return on net assets,” continued Lanigan. “Segment revenue and Adjusted EBITDA for 2023 increased 8% and 13% year-over-year, respectively, while segment Adjusted EBITDA margin improved by 170 basis points to 35.8%, reflecting robust growth in rental volume and improved operating leverage.”
“Our fourth quarter results reflect a normalization in Industrial Solutions rental and service, when compared to our prior fourth quarter performance,” continued Lanigan. “In the fourth quarter of 2022, we benefited from major, non-recurring weather events that contributed to elevated matting demand, rental price and fleet utilization. Further, while the outlook for matting demand remains strong, supported by a significant volume of planned long-duration projects, the start-up of several customer projects initially scheduled to commence in the fourth quarter shifted into 2024.”
“Within Fluids Systems, we made substantial progress strengthening the global position and financial performance of our industry-leading business during 2023,” stated Lanigan. “Continued strength within our international operations, together with the benefit from prior year divestitures contributed to a 15% year-over-year improvement in Adjusted EBITDA and a $69 million reduction in segment net working capital for 2023, resulting in the segment’s strongest return on net assets since 2018.”
“Newpark remains committed to a balanced capital allocation strategy that seeks to drive long-term shareholder value creation,” stated Gregg Piontek, Chief Financial Officer. “For the full-year 2023, we delivered $74 million of free cash flow, including $28 million in the fourth quarter. Over the last twelve months, we reduced our net debt outstanding by $54 million, ending the year with a ratio of net debt to trailing twelve-month Adjusted EBITDA of 0.5x, our lowest level in nearly a decade. We also continued to invest in organic rental fleet expansion, consistent with our strategic focus on growing our share of the domestic worksite access rental market, while returning capital to shareholders through the repurchase of 6.5 million shares, equating to a 7% reduction in our total shares outstanding. With continued confidence in the long-term outlook for Newpark, in February 2024, our Board of Directors approved a new $50 million share repurchase authorization, replacing the prior authorization.”
“The strategic review of our Fluids Systems business is proceeding according to plan, and we continue to anticipate the process will substantially conclude in mid-2024,” stated Lanigan. “Given the scope of our international Fluids operations, diligence is time intensive; however, we’re making good progress with our partners at Lazard to move the process forward.”
“Today, we are introducing Industrial Solutions segment sales and Adjusted EBITDA guidance for the full-year 2024,” stated Lanigan. “We currently anticipate full-year 2024 segment revenue in a range of $230 million to $240 million, together with Adjusted EBITDA in a range of $80 to $85 million. While our customers continue to navigate their various permitting and supply chain dependencies, we remain encouraged by the level of infrastructure investment forecasted within the utility and other industries served, supporting our robust growth expectation in 2024.”
BUSINESS UPDATE
Newpark is engaged in a multi-year business transformation plan designed to drive organic commercial growth within targeted, higher-margin product and rental markets; improve asset optimization and organizational efficiency; and pursue a capital allocation strategy that prioritizes investments in opportunities with superior return profiles, together with a programmatic return of capital program.
During the full-year 2023, Newpark continued to deliver on its business transformation plan, highlighted by the following (all comparisons versus the prior year period unless otherwise noted):
•Strong commercial growth in core Industrial Solutions segment. Industrial Solutions revenue from specialty rental and services increased 12% on an organic basis for the full year 2023, driven by continued market share gains and sustained price discipline. For the full year 2023, revenues from product sales declined modestly year-over-year, reflecting stable demand from various infrastructure sectors, including utilities.
•Delivered significant, balanced margin expansion across reporting segments. Consolidated gross margin increased 360 basis points year-over-year to 18.5%, benefitting from Fluids Systems divestitures and higher contribution from Industrial Solutions. Adjusted EBITDA margin improved 260 basis points to 10.7% in 2023. Both reporting segments delivered significant margin expansion in 2023 compared to the prior year, with Industrial Solutions segment Adjusted EBITDA margin increasing 170 basis points to 35.8%, and Fluids Systems segment Adjusted EBITDA margin increasing 150 basis points to 6.0%. Margin expansion was attributable to a combination of improved asset optimization and operating expense leverage in Industrial Solutions, along with the positive impacts of Fluids Systems divestitures and restructuring actions.
•Fluids Systems segment momentum continues, led by international operations. Newpark’s Eastern Hemisphere revenue increased 28% to $257 million, while Canada increased 12% to $68 million in 2023. Fourth quarter revenues from these international operations increased 29% year-over-year to $84 million, contributing 69% of Fluids Systems revenue in the quarter.
•Disciplined management of invested capital. In the fourth quarter, Fluids Systems net working capital was reduced by $25 million, bringing the full year reduction to $69 million and ending 2023 with $171 million of total Fluids Systems net working capital.
•Prudent balance sheet management highlighted by reduction in net leverage. Over the twelve months ending December 31, 2023, total debt outstanding declined $39 million, supporting a reduction in Net Leverage to 0.5x at the end of the fourth quarter 2023.
•Active return of capital program. $6 million was used to repurchase 0.9 million shares of common equity during the fourth quarter 2023, bringing full-year 2023 repurchases to 6.5 million shares, or $32 million, under our programmatic share repurchase program. As of December 31, 2023, $18.1 million remained under the current repurchase authorization. In February 2024, the Board of Directors replaced the existing program with a new repurchase program for repurchases of common stock up to $50.0 million.
FINANCIAL PERFORMANCE
In the fourth quarter 2023, Newpark incurred a net loss of $0.5 million, or $(0.01) per share, on total revenue of $167.8 million, compared to net income of $9.0 million, or $0.10 per diluted share, on total revenue of $225.2 million, in the prior year period. The Company reported fourth quarter Adjusted Net Income of $3.8 million, or $0.04 per diluted share, compared to Adjusted Net Income of $6.6 million, or $0.07 per diluted share, in the prior year period. Newpark reported Adjusted EBITDA of $16.2 million in the fourth quarter 2023, or 9.7% of total revenue, compared to $21.5 million, or 9.5% of total revenue, in the fourth quarter 2022.
The Industrial Solutions segment generated revenues of $46.5 million in the fourth quarter 2023, compared to $57.5 million in the prior year period. Segment operating income was $11.4 million in the fourth quarter, compared to $17.8 million in the prior year period.
The Fluids Systems segment generated revenues of $121.4 million in the fourth quarter 2023, compared to $167.7 million in the prior year period. Segment operating loss was $1.1 million in the fourth quarter, compared to operating income of $4.8 million in the prior year period. The fourth quarter 2023 Fluids Systems operating income includes $3.5 million of non-cash impairment charges associated with the exit of certain operations, as well as $0.3 million in transaction expenses related to the ongoing Fluids Systems segment sale process. The fourth quarter 2022 Fluids Systems operating results included a $1.0 million pre-tax gain related to a divestiture, as well as $1.2 million in charges primarily related to facility exit and severance costs.
Corporate office expenses were $5.9 million in the fourth quarter 2023, compared to $7.4 million in the prior year period. The fourth quarter 2023 corporate office expenses include $0.6 million of expenses associated with the Fluids Systems sale process and benefitted from lower short-term and long-term performance-based incentives.
BALANCE SHEET AND LIQUIDITY
As of December 31, 2023, Newpark had total cash of $39 million and available liquidity under its ABL credit facility of $60 million. At the end of the fourth quarter, the Company had total Net Debt outstanding of $36 million, or 0.5x its trailing twelve-month Adjusted EBITDA as of December 31, 2023.
Newpark generated $36 million of operating cash flow in the fourth quarter 2023, including $23 million associated with a reduction in net working capital. Capital investments used $8 million, net, primarily funding the expansion of the rental fleet to support organic growth efforts in Industrial Solutions. The Company also used $13 million of cash to reduce debt and $6 million to fund share repurchases.
FINANCIAL GUIDANCE
The following forward-looking guidance reflects the Company’s current expectations and beliefs as of February 21, 2024 and is subject to change. The following statements apply only as of the date of this disclosure and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document.
For the full year 2024, Newpark currently anticipates the following:
•Industrial Solutions segment revenue in a range of $230 million to $240 million and segment Adjusted EBITDA in a range of $80 million to $85 million
•Total Industrial Solutions capital expenditures in a range of $30 million to $35 million
FOURTH QUARTER 2023 RESULTS CONFERENCE CALL
A conference call will be held Thursday, February 22, 2024 at 9:30 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.
A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.newpark.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the live teleconference:

Domestic Live:	800-245-3047
International Live:	203-518-9765
Conference ID:	NRQ423
To listen to a replay of the teleconference, which subsequently will be available through February 29, 2024:

Domestic Replay:	888-925-9394
International Replay:	402-220-5386
ABOUT NEWPARK RESOURCES

Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our exploration of strategic alternatives for the long-term positioning of our Fluids Systems division; divestitures; the worldwide oil and natural gas industry; our ability to generate internal growth; economic and market conditions that may impact our customers’ future spending; our customer concentration and reliance on the U.S. exploration and production market; our international operations; the ongoing conflicts in Europe and the Middle East; operating hazards present in the oil and natural gas and utilities industries and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
IR CONTACT
Noel Ryan or Paul Barolai
Investors@Newpark.com

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues	$167,816	$198,498	$225,159	$749,600	$815,594
Cost of revenues	137,020	159,133	186,980	611,061	694,058
Selling, general and administrative expenses	23,329	26,821	24,648	101,136	97,618
Other operating (income) loss, net	(435)	(703)	(3,995)	(2,583)	(4,370)
Impairments and other charges	3,540	—	—	6,356	37,322
Operating income (loss)	4,362	13,247	17,526	33,630	(9,034)

Foreign currency exchange (gain) loss	495	(445)	2,332	267	389
Interest expense, net	1,919	2,027	2,321	8,181	7,040
Income (loss) before income taxes	1,948	11,665	12,873	25,182	(16,463)

Provision for income taxes	2,424	3,995	3,881	10,666	4,371
Net income (loss)	$(476)	$7,670	$8,992	$14,516	$(20,834)

Calculation of EPS:
Net income (loss) - basic and diluted	$(476)	$7,670	$8,992	$14,516	$(20,834)

Weighted average common shares outstanding - basic	85,003	86,310	92,324	86,401	92,712
Dilutive effect of stock options and restricted stock awards	—	1,724	1,156	1,914	—
Weighted average common shares outstanding - diluted	85,003	88,034	93,480	88,315	92,712

Net income (loss) per common share - basic:	$(0.01)	$0.09	$0.10	$0.17	$(0.22)
Net income (loss) per common share - diluted:	$(0.01)	$0.09	$0.10	$0.16	$(0.22)

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues
Fluids Systems	$121,361	$141,236	$167,705	$541,952	$622,601
Industrial Solutions	46,455	57,262	57,454	207,648	192,993
Industrial Blending	—	—	—	—	—
Total revenues	$167,816	$198,498	$225,159	$749,600	$815,594

Operating income (loss)
Fluids Systems	$(1,147)	$7,573	$4,828	$11,857	$(15,566)
Industrial Solutions	11,415	14,336	17,751	53,008	43,899
Industrial Blending	—	—	2,322	—	(8,002)
Corporate office	(5,906)	(8,662)	(7,375)	(31,235)	(29,365)
Total operating income (loss)	$4,362	$13,247	$17,526	$33,630	$(9,034)

Segment operating margin
Fluids Systems	(0.9)%	5.4%	2.9%	2.2%	(2.5)%
Industrial Solutions	24.6%	25.0%	30.9%	25.5%	22.7%

Summarized operating results (including charges in the Fluids Systems non-GAAP reconciliation table) of our now exited Excalibar business and Gulf of Mexico operations, both included in the Fluids Systems segment historical results, are shown in the following tables:

	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues
Excalibar	$—	$—	$11,922	$—	$55,990
Gulf of Mexico	—	—	8,011	—	26,708
Total revenues	$—	$—	$19,933	$—	$82,698

Operating income (loss)
Excalibar	$—	$—	$1,127	$—	$3,665
Gulf of Mexico	—	(358)	(4,023)	(4,776)	(43,215)
Total operating income (loss)	$—	$(358)	$(2,896)	$(4,776)	$(39,550)

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$38,594	$23,182
Receivables, net	168,457	242,247
Inventories	141,079	149,571
Prepaid expenses and other current assets	9,094	10,966
Total current assets	357,224	425,966

Property, plant and equipment, net	195,289	193,099
Operating lease assets	20,731	23,769
Goodwill	47,283	47,110
Other intangible assets, net	17,114	20,215
Deferred tax assets	2,628	2,275
Other assets	2,067	2,441
Total assets	$642,336	$714,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$16,916	$22,438
Accounts payable	70,087	93,633
Accrued liabilities	49,281	46,871
Total current liabilities	136,284	162,942

Long-term debt, less current portion	58,117	91,677
Noncurrent operating lease liabilities	17,404	19,816
Deferred tax liabilities	8,307	8,121
Other noncurrent liabilities	6,860	9,291
Total liabilities	226,972	291,847

Common stock, $0.01 par value (200,000,000 shares authorized and 111,669,464 and 111,451,999 shares issued, respectively)	1,117	1,115
Paid-in capital	639,645	641,266
Accumulated other comprehensive loss	(62,839)	(67,186)
Retained earnings	10,773	2,489
Treasury stock, at cost (26,471,738 and 21,751,232 shares, respectively)	(173,332)	(154,656)
Total stockholders’ equity	415,364	423,028
Total liabilities and stockholders’ equity	$642,336	$714,875

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
(In thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$14,516	$(20,834)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Impairments and other non-cash charges	6,356	37,322
Depreciation and amortization	31,372	38,610
Stock-based compensation expense	6,638	6,861
Provision for deferred income taxes	(482)	(3,384)
Credit loss expense	1,209	1,039
Gain on divestitures	—	(3,596)
Gain on sale of assets	(2,904)	(2,809)
Amortization of original issue discount and debt issuance costs	541	871
Change in assets and liabilities:
(Increase) decrease in receivables	64,812	(42,452)
(Increase) decrease in inventories	2,256	(46,909)
(Increase) decrease in other assets	307	(855)
Increase (decrease) in accounts payable	(25,065)	10,781
Increase in accrued liabilities and other	445	334
Net cash provided by (used in) operating activities	100,001	(25,021)

Cash flows from investing activities:
Capital expenditures	(29,232)	(28,273)
Proceeds from divestitures	19,833	71,286
Proceeds from sale of property, plant and equipment	3,709	3,217
Net cash provided by (used in) investing activities	(5,690)	46,230

Cash flows from financing activities:
Borrowings on lines of credit	241,873	287,276
Payments on lines of credit	(277,591)	(290,886)
Proceeds from term loan	—	3,754
Debt issuance costs	—	(1,499)
Purchases of treasury stock	(34,265)	(20,248)
Proceeds from employee stock plans	606	—
Other financing activities	(11,670)	(3,327)
Net cash used in financing activities	(81,047)	(24,930)

Effect of exchange rate changes on cash	576	(707)

Net increase (decrease) in cash, cash equivalents, and restricted cash	13,840	(4,428)
Cash, cash equivalents, and restricted cash at beginning of period	25,061	29,489
Cash, cash equivalents, and restricted cash at end of period	$38,901	$25,061

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA Margin, Net Debt, and Net Leverage.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share
The following tables reconcile the Company’s net income (loss) and net income (loss) per common share calculated in accordance with GAAP to the non-GAAP financial measures of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss) (GAAP)	$(476)	$7,670	$8,992	$14,516	$(20,834)
Impairments and other charges	3,540	—	—	6,356	37,322
Fluids sale process transaction expenses	894	892	—	1,786	—
Facility exit costs and other, net	—	358	1,303	4,757	2,860
Severance costs	29	506	216	2,659	736
Gain on divestitures	—	—	(3,596)	—	(3,596)
Tax on adjustments	(193)	(369)	(318)	(2,263)	(755)
Tax benefit on restructuring of certain subsidiary legal entities	—	—	—	—	(3,111)
Adjusted Net Income (non-GAAP)	$3,794	$9,057	$6,597	$27,811	$12,622

Adjusted Net Income (non-GAAP)	$3,794	$9,057	$6,597	$27,811	$12,622

Weighted average common shares outstanding - basic	85,003	86,310	92,324	86,401	92,712
Dilutive effect of stock options and restricted stock awards	2,225	1,724	1,156	1,914	1,300
Weighted average common shares outstanding - diluted	87,228	88,034	93,480	88,315	94,012

Adjusted Net Income Per Common Share - Diluted (non-GAAP):	$0.04	$0.10	$0.07	$0.31	$0.13

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following table reconciles the Company’s net income (loss) calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues	$167,816	$198,498	$225,159	$749,600	$815,594

Net income (loss) (GAAP)	$(476)	$7,670	$8,992	$14,516	$(20,834)
Interest expense, net	1,919	2,027	2,321	8,181	7,040
Provision for income taxes	2,424	3,995	3,881	10,666	4,371
Depreciation and amortization	7,865	7,704	8,351	31,372	38,610
EBITDA (non-GAAP)	11,732	21,396	23,545	64,735	29,187
Impairments and other charges	3,540	—	—	6,356	37,322
Fluids sale process transaction expenses	894	892	—	1,786	—
Facility exit costs and other, net	—	358	1,303	4,594	2,452
Severance costs	29	506	216	2,659	736
Gain on divestitures	—	—	(3,596)	—	(3,596)
Adjusted EBITDA (non-GAAP)	$16,195	$23,152	$21,468	$80,130	$66,101
Adjusted EBITDA Margin (non-GAAP)	9.7%	11.7%	9.5%	10.7%	8.1%

Free Cash Flow
The following table reconciles the Company’s net cash provided by (used in) operating activities calculated in accordance with GAAP to the non-GAAP financial measure of Free Cash Flow:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by (used in) operating activities (GAAP)	$36,159	$26,994	$3,072	$100,001	$(25,021)
Capital expenditures	(9,098)	(4,787)	(10,553)	(29,232)	(28,273)
Proceeds from sale of property, plant and equipment	757	648	720	3,709	3,217
Free Cash Flow (non-GAAP)	$27,818	$22,855	$(6,761)	$74,478	$(50,077)

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following tables reconcile the Company’s segment operating income calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Fluids Systems	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues	$121,361	$141,236	$167,705	$541,952	$622,601
Operating income (loss) (GAAP)	$(1,147)	$7,573	$4,828	$11,857	$(15,566)
Depreciation and amortization	1,957	1,883	2,358	7,776	13,875
EBITDA (non-GAAP)	810	9,456	7,186	19,633	(1,691)
Impairments and other charges	3,540	—	—	6,356	29,417
Fluids sale process transaction expenses	326	293	—	619	—
Facility exit costs and other, net	—	358	1,000	4,594	1,000
Severance costs	29	40	163	1,172	398
Gain on divestiture	—	—	(971)	—	(971)
Adjusted EBITDA (non-GAAP)	$4,705	$10,147	$7,378	$32,374	$28,153
Operating Margin (GAAP)	(0.9)%	5.4%	2.9%	2.2%	(2.5)%
Adjusted EBITDA Margin (non-GAAP)	3.9%	7.2%	4.4%	6.0%	4.5%

Industrial Solutions	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues	$46,455	$57,262	$57,454	$207,648	$192,993
Operating income (GAAP)	$11,415	$14,336	$17,751	$53,008	$43,899
Depreciation and amortization	5,350	5,224	5,482	21,108	21,653
EBITDA (non-GAAP)	16,765	19,560	23,233	74,116	65,552
Severance costs	—	162	53	254	214
Adjusted EBITDA (non-GAAP)	$16,765	$19,722	$23,286	$74,370	$65,766
Operating Margin (GAAP)	24.6%	25.0%	30.9%	25.5%	22.7%
Adjusted EBITDA Margin (non-GAAP)	36.1%	34.4%	40.5%	35.8%	34.1%

Industrial Blending	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues	$—	$—	$—	$—	$—
Operating income (loss) (GAAP)	$—	$—	$2,322	$—	$(8,002)
Depreciation and amortization	—	—	—	—	678
EBITDA (non-GAAP)	—	—	2,322	—	(7,324)
Impairment	—	—	—	—	7,905
Facility exit costs and other, net	—	—	303	—	1,453
Severance costs	—	—	—	—	123
Gain on divestiture	—	—	(2,625)		(2,625)
Adjusted EBITDA (non-GAAP)	$—	$—	$—	$—	$(468)

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin - Trailing Twelve Months (“TTM”)

Consolidated	Three Months Ended				TTM
(In thousands)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Revenues	$200,030	$183,256	$198,498	$167,816	$749,600
Net income (loss) (GAAP)	$5,620	$1,702	$7,670	$(476)	$14,516
Interest expense, net	2,089	2,146	2,027	1,919	8,181
Provision for income taxes	2,115	2,132	3,995	2,424	10,666
Depreciation and amortization	7,895	7,908	7,704	7,865	31,372
EBITDA (non-GAAP)	17,719	13,888	21,396	11,732	64,735
Impairments and other charges	—	2,816	—	3,540	6,356
Fluids sale process transaction expenses	—	—	892	894	1,786
Facility exit costs and other, net	2,292	1,944	358	—	4,594
Severance costs	955	1,169	506	29	2,659
Adjusted EBITDA (non-GAAP)	$20,966	$19,817	$23,152	$16,195	$80,130
Adjusted EBITDA Margin (non-GAAP)	10.5%	10.8%	11.7%	9.7%	10.7%

Fluids Systems	Three Months Ended				TTM
(In thousands)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Revenues	$144,174	$135,181	$141,236	$121,361	$541,952
Operating income (loss) (GAAP)	$3,466	$1,965	$7,573	$(1,147)	$11,857
Depreciation and amortization	1,975	1,961	1,883	1,957	7,776
EBITDA (non-GAAP)	5,441	3,926	9,456	810	19,633
Impairments and other charges	—	2,816	—	3,540	6,356
Fluids sale process transaction expenses	—	—	293	326	619
Facility exit costs and other, net	2,292	1,944	358	—	4,594
Severance costs	955	148	40	29	1,172
Adjusted EBITDA (non-GAAP)	$8,688	$8,834	$10,147	$4,705	$32,374
Operating Margin (GAAP)	2.4%	1.5%	5.4%	(0.9)%	2.2%
Adjusted EBITDA Margin (non-GAAP)	6.0%	6.5%	7.2%	3.9%	6.0%

Industrial Solutions	Three Months Ended				TTM
(In thousands)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Revenues	$55,856	$48,075	$57,262	$46,455	$207,648
Operating income (GAAP)	$14,483	$12,774	$14,336	$11,415	$53,008
Depreciation and amortization	5,257	5,277	5,224	5,350	21,108
EBITDA (non-GAAP)	19,740	18,051	19,560	16,765	74,116
Severance costs	—	92	162	—	254
Adjusted EBITDA (non-GAAP)	$19,740	$18,143	$19,722	$16,765	$74,370
Operating Margin (GAAP)	25.9%	26.6%	25.0%	24.6%	25.5%
Adjusted EBITDA Margin (non-GAAP)	35.3%	37.7%	34.4%	36.1%	35.8%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Net Debt and Net Leverage
The following table reconciles the Company’s total debt calculated in accordance with GAAP to the non-GAAP financial measures of Net Debt and Net Leverage:

(In thousands)	December 31, 2023	December 31, 2022
Current debt	$16,916	$22,438
Long-term debt, less current portion	58,117	91,677
Total Debt	75,033	114,115
Less: cash and cash equivalents	(38,594)	(23,182)
Net Debt	$36,439	$90,933

Adjusted EBITDA (non-GAAP) - TTM	$80,130	$66,101

Net Leverage	0.5x	1.4x
###